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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Ames Department Stores, Inc. on Form S-3 of our report dated March 11, 1998 on Hills Stores Company and subsidiaries' consolidated financial statements, appearing in this Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 1, 1999